                                                                     Exhibit 4.5


                            [FRONT OF CERTIFICATE]


         FORMED UNDER THE LAWS              SHARES OF CLASS B COMMON STOCK
        OF THE STATE OF MARYLAND

           NUMBER__________                       ____________ SHARES

                                    [LOGO]




          THIS CERTIFICATE IS                       Par Value $0.01
        TRANSFERABLE IN BOSTON,
        MASS. AND NEW YORK, N.Y.                   CUSIP 81413P 20 4

                                                SEE REVERSE FOR CERTAIN
                                               RESTRICTIONS AND IMPORTANT
                                                      INFORMATION


                      SECURITY CAPITAL GROUP INCORPORATED

This certifies that



is the owner of


Fully paid and non-assessable shares of the Class B Common Stock (the "Class B Shares") of Security Capital Group Incorporated, a corporation formed under the laws of the State of Maryland (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     The Class B Shares represented by this Certificate are subject to all of the provisions of the Corporation's Charter and Bylaws as amended from time to time. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.


DATED:

          CHAIRMAN
                                      COUNTERSIGNED AND REGISTERED:
                                            THE FIRST NATIONAL BANK OF BOSTON,
                                                  TRANSFER AGENT AND REGISTRAR
                                            BY                            (SEAL)

          SECRETARY

                                                  AUTHORIZED SIGNATURE

                             [BACK OF CERTIFICATE]

                                IMPORTANT NOTICE
                                ----------------
                      SECURITY CAPITAL GROUP INCORPORATED

  THE CHARTER ON FILE AT THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND SETS FORTH A FULL STATEMENT OF (A) ALL OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED STOCK. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO ANY HOLDER OF STOCK WITHOUT CHARGE ON REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --  as tenants in       UNIF GIFT MIN ACT - _________________________
            common                                       (Cust)    (Minor)
TEN ENT --  as tenants by                               under Uniform Gifts
            the entireties                                 to Minors Act
JT TEN  --  as joint tenants                        _________________________
            with the right                                    (State)
            of survivorship     UNIF TRF MIN ACT -  ________________________
            and not as                                   (Cust)    (Minor)
            tenants in                                (until age ____) under
            common                                     Uniform Transfers to
                                                            Minors Act
                                                     ________________________
                                                              (State)

    Additional abbreviations may also be used though not in the above list.

     For Value Received, _________________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________shares represented by this Certificate, and do hereby irrevocably constitute and appoint___________________________________________________________Attorney

________________________________________________________________________________
to transfer the shares on the books of the Corporation with full power of substitution in the premises.

Dated _____________________________

                       _________________________________________________________

                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

     THIS CERTIFICATE ALSO REPRESENTS AND ENTITLES THE HOLDER HEREOF TO CERTAIN PREFERRED SHARE PURCHASE RIGHTS (THE "RIGHTS"), AS SET FORTH IN A RIGHTS AGREEMENT (THE "RIGHTS AGREEMENT"), DATED AS OF APRIL 21, 1997, BETWEEN SECURITY CAPITAL GROUP INCORPORATED AND THE FIRST NATIONAL BANK OF BOSTON, AS RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SECURITY CAPITAL GROUP INCORPORATED. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE REPRESENTED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE REPRESENTED BY THIS CERTIFICATE. SECURITY CAPITAL GROUP INCORPORATED WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR HELD BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.